Exhibit 99.1
S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L January 2024 INVESTOR PRESENTATION

C O N F I D E N T I A L 2 Disclaimer These materials and any presentation of which they form a part are not intended as an offer to sell, or the solicitation of an offer to purchase, any security, the offer and/or sale of which can only be made by definitive offering documentation. Any offer or solicitation with respect to any securities that may be issued by Ready Capital Corporation (“Ready Capital,” “RC,” or the “Company”) will be made only be means of definitive offering memoranda or prospectus, which will be provided to prospective investors and will contain material information that is not set forth herein, including risk factors relating to any such investment. Neither the Company nor any of its representatives or affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and Company and its representatives disclaim all liability to the Recipient relating to, or resulting from, the use of this information. Nothing contained in this document is or shall be relied upon as a promise or representation as to the past, current or future performance of Company. There is no guarantee that any of the estimates, targets or projections illustrated in these materials and any presentation of which they form a part will be achieved. Any references herein to any of the Company’s past or present investments or its past or present performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments by the Company will be profitable or will equal the performance of these investments. Past performance is not indicative of future results and there can be no assurance that the Company will achieve comparable results in the future. This presentation contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law. This presentation also contains market statistics and industry data which are subject to uncertainty and are not necessarily reflective of market conditions. These have been derived from third party sources and have not been independently verified by the Company or its affiliates. All material presented is compiled from sources believed to be reliable and current, but accuracy cannot be guaranteed. This presentation includes certain non-GAAP financial measures, including Distributable Earnings and core earnings. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures in accordance with GAAP. Please refer to the Appendix for the most recent GAAP information.

C O N F I D E N T I A L 3 Executive Summary ◼ Ready Capital (“RC” or the “Company”) is a non-bank lender to both investors in and owners of lower-to-middle-market commercial real estate (CRE) properties with book value of approximately $2.7bn¹ ◼ All-weather investment strategy as a direct lender and acquirer of loan portfolios, including distressed portfolios ◼ $11.1bn² portfolio of more than 5,500 loans diversified across 50 states & Europe with 99% first lien³ ◼ Operating companies supported by approximately 600 employees across the Company’s 10 offices ◼ Externally managed by Waterfall Asset Management, LLC, a leading $12.6bn⁴ global structured products investment manager with an 18-year track record ◼ Structured as a REIT for tax purposes, but with a sizable taxable REIT subsidiary (“TRS”) where employees and operations sit ◼ This structure provides incremental optionality around dividend policy and retention of earnings over time, providing a path to build capital base ◼ We believe our embedded operating companies have franchise value in excess of GAAP book value Note: As of September 30, 2023; ¹ Inclusive of preferred stock and non-controlling interests; ² Excludes Paycheck Protection Program loans; ³ Based on unpaid principal balance (UPB); ⁴ Includes unfunded committed capital; AUM attributable to Ready Capital based on Ready Capital’s total stockholders’ equity as of September 30, 2023

Business Overview

CONFIDENTIAL

READY CAPITAL.

Company Overview

Multi-strategy real estate finance company that originates, acquires and services lower-to-middle-market investor and owner occupied commercial real estate loans

Lower-to-Middle-Market (LMM) Commercial Real Estate Lending

- Acquires and originates LMM loans secured by stabilized or transitional investor properties using multiple loan origination channels; generally held-for-investment or placed into securitizations
- **Products:** Full project life cycle financing including Construction, Bridge, Fixed Rate/CMBS and Freddie Mac
- **Earnings driver:** Net interest and servicing income

83% | $11bn Of total assets	**83% | $267mm** Of distributable earnings[1,2]	**71%** Of loan portfolio[3]	**90%** Allocated equity[4]

Government-Backed Small Business Lending

- Acquires, originates and services owner-occupied loans guaranteed by the SBA under its Section 7(a) loan program
- **Products:** Government-backed Small Business loans
- **Earnings driver:** Net interest and servicing income and gain on sale

11% | $1bn Of total assets	**14% | $45mm** Of distributable earnings[1,2]	**24%** Of loan portfolio[3]	**5%** Allocated equity[4]

Note: As of September 30, 2023, unless otherwise noted; Ready Capital has announced its intention to strategically exit the residential mortgage business, which comprises of 6% or $4bn of total assets, 3% or $9mm of TTM distributable earnings, 5% of loan portfolio by UPB and 5% of allocated equity (as of December 31, 2022); [1] TTM, does not include the effect of the Broadmark acquisition for any periods prior to May 31, 2023; [2] Distributable earnings is a non-GAAP measure, please refer to page 39 for a reconciliation to the nearest GAAP equivalent; [3] By UPB; [4] As of December 31, 2022

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C O N F I D E N T I A L 6 Company Overview (Cont’d) PORTFOLIO BREAKDOWN (BY TOTAL ASSETS) CRE COLLATERAL TYPE (% UPB)¹ Multifamily 69% Mixed Use 9% Industrial 5% Retail 5% Office 5% Lodging 2% Other 5% $62.8 $64.5 $54.5 $189.1 $232.9 $347.1 2018 2019 2020 2021 2022 2023 YTD HISTORICAL PRE-TAX INCOME GROWTH ($MM) Note: As of September 30, 2023; ¹ Excludes SBA LMM CRE Lending & Acquisition 83% Small Business Lending 11% Other 6%

CONFIDENTIAL

READY CAPITAL.

A Successful and Proven Asset Manager

WATERFALL Asset Management

18 year
Investment record

$12.6bn[2]
AUM

170+
Employees

70+
Investment professionals

60+ years
Leadership team combined experience

WATERFALL ASSETS UNDER MANAGEMENT BY STRATEGY[1]


Private Equity 2%
Loans 19%
Asset-Backed Securities 58%
Ready Capital 21%
$12.6bn AUM²

WATERFALL OVERVIEW

- SEC-registered credit investment advisor founded in 2005
- Top global manager with focus on real estate loans & ABS
- Principals were early pioneers of the ABS industry
- Co-founders (Tom Capasse and Jack Ross) started Merrill Lynch ABS business in 1980s and worked together for 20 years
- Ready Capital has the right of first refusal on all LMM CRE loans sourced by Waterfall[3]

Note: [1] Represents internal company breakdown; [2] Includes unfunded committed capital; AUM attributable to Ready Capital based on Ready Capital's total stockholders' equity as of September 30, 2023; [3] Waterfall has agreed in the side letter agreement that, for so long as the management agreement is in effect, neither it nor any of its affiliates will (i) sponsor or manage any additional investment vehicle where the Company does not participate as an investor whose primary investment strategy will involve SBC mortgage loans, unless Waterfall obtains the prior approval of a majority of the Company's board of directors (including a majority of its independent directors), or (ii) acquire a portfolio of assets, a majority of which (by value or UPB) are SBC mortgage loans on behalf of another investment vehicle (other than acquisitions of SBC ABS), unless the Company is first offered the investment opportunity and a majority of its board of directors (including a majority of its independent directors) decide not to acquire such assets.

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C O N F I D E N T I A L 8 Proven Acquisition and Integration Track Record Ready Capital is an active acquiror in the multi-strategy real estate finance sector, having completed eight transactions since 2014, including four public company mergers¹ Announceme nt Date July 17, 2014 October 31, 2016 November 8, 2018 October 31, 2019 December 7, 2020 August 3, 2021 November 4, 2021 February 27, 2023 Structure Acquisition Reverse Merger Merger Acquisition Merger Acquisition Merger Merger Industry Subsector Small Business Lending Residential Mortgage Banking & Investing LMM Commercial Lending / Investing Small Business Lending Technology Residential Mortgage Multifamily Affordable Housing Commercial Mortgage Commercial Mortgage Highlights ✓ Provided SBA ownership license ✓ Enabled CRE-secured lending to investors and small businesses ✓ Provided access to public markets ✓ Created a LMM commercial real estate-focused public specialty finance company ✓ Accelerated growth in LMM commercial real estate lending ✓ Expanded capital base to over $750mm² ✓ Increased efficiency and product offerings ✓ Expanded platform to small businesses and improved lending platform efficiency ✓ Increased scale and liquidity ✓ Enabled efficiencies to support growth into a diversified, industry-leading real estate finance company ✓ Increased diversification and growth ✓ Expanded capabilities and demonstrated commitment to affordable housing ✓ Increased scale and diversification ✓ Expanded capital base to over $1.8bn², ³ and expanding platform into construction finance ✓ Synergistic transaction that enhances scale, liquidity, and capabilities ✓ Expanded capital base to $2.7bn² Note: ¹ Ready Capital has been very opportunistic in making tactical acquisitions to expand the capital base and platform. These acquisitions are still running through the portfolio and will runoff over time; ² Pro forma capital base as of the quarter-to-date prior to the acquisition; ³ Includes an equity offering in Q1 2022 $0 $1,000 $2,000 $3,000 2017 2018 2019 2020 2021 2022 Q3 2023 CONSISTENT GROWTH IN BOOK VALUE OVER TIME ($MM) $2,691 Anworth Mortgage Small Business Lending

Market Segment Overview

CONFIDENTIAL

READY CAPITAL

Overview of Key Themes by Market Segment

1

LMM CRE Lending

- $5.7tn[1] is the total commercial real estate market value estimate as of 3/31/2023
- Retrenchment of Banks from LMM CRE market
- Competition for LMM commercial real estate loan asset acquisitions has been limited due to the portfolio management expertise required to manage these loan assets
- Fragmented LMM CRE loan market provides attractive origination and acquisition opportunities

2

Government-Backed Small Business Lending

- Government-backed market with $108bn in outstanding SBA 7(a) balance as of 12/31/2022
- Only banks and approved non-bank lenders are eligible to originate loans in the program
- Highly fragmented market with approximately 25% of banks participating and a small group of non-bank lenders[2]
- Only 17 non-bank lenders, including Ready Capital, are licensed under the SBA Section 7(a) program[3]

Note: As of September 30, 2023, unless otherwise noted; [1] Vanguard and the Mortgage Bankers Association; [2] Based on Ready Capital estimate; [3] As of November 1, 2023

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CONFIDENTIAL

READY CAPITAL.

Full Project Life Cycle Lender With Diverse Set of Solutions

	FULL PROJECT LIFE CYCLE LMM CRE LENDING				GOVERNMENT-BACKED SMALL BUSINESS LENDING
Product	**Construction[1]**	**Bridge**	**Fixed Rate/CMBS**	**Freddie Mac**	**Government-backed Small Business loans**
Overview	Construction and pre-construction development loans	Short-term financing for the acquisition of investment properties	Financing for the acquisition or refinancing of stabilized commercial properties	Freddie Mac SBL program and loans for affordable housing development	Owner-occupied loans guaranteed by the Small Business Administration
Maturity	1–2 years	2–4 years	5–20 years	5–20 years	10–25 years
P&L impact	NIM from retained loan portfolio supplemented by gain on sale and servicing income from Agency production				Revenue from gain on secondary market sale, net interest income and servicing fees
LTM originations ($mm)	$187	$514	$62	$161	$347
TTM distributable earnings contribution[2,3]	19%	51%	6%	6%	14%

Note: Financials as of September 30, 2023; [1] Financials shown for Construction lending include impact of Broadmark acquisition, announced Q1 2023; [2] Includes 4% "Other" loans; [3] Distributable earnings is a non-GAAP measure, please refer to page 39 for a reconciliation to the nearest GAAP equivalent

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C O N F I D E N T I A L 12 Breakdown of Investment Strategy Economics Product Construction Bridge Fixed Rate/CMBS Freddie Mac Government-backed Small Business loans WA coupon 12.00% 9.25% 8.75% 6.50% 11.00% Fees % 1.00% 1.00% 1.00% (0.75%) - Gain on sale % – – – 1.50% 10.00% Financing type Warehouse Securitization Warehouse / securitization Sale Sale / securitization Financing mechanism Finance on warehouse Finance on warehouse until securitized with CLO Finance on warehouse until securitized with REMIC Sell <30 days after origination; used to buy the B piece of securitization Guaranteed piece sold shortly after origination; remaining financed until securitization Financing cost 7.75% 7.25% 6.75% 0.88% 7.20% Max leverage 75% Loan-to-cost 80% Loan-to-cost 75% Loan-to-value 80% Loan-to-value –¹ Levered yield 20.0% 15.0% 15.0% – 25.0% GOVERNMENT-BACKED SMALL BUSINESS LENDING FULL PROJECT LIFE CYCLE LMM CRE LENDING Note: Financials as of September 30, 2023; ¹ Government-backed Small Business loans do not have a regulatory max leverage but have a minimum debt service coverage of 1.15:1.00

CONFIDENTIAL

READY CAPITAL.

1 LMM CRE Lending & Acquisition Overview

OVERVIEW

- All weather origination platform with ability to allocate capital across 4 products
- $17.6bn in originations since the Company's formation in 2013 and a 22.2% 10-year CAGR
- Current 0.3% LMM commercial real estate loan market share with 1.5% 3-year target
- Conservative approach to credit with focus on high conviction sectors, superior markets and strong sponsors; < 5bps losses incurred on new originations since the company's start
- Supported by 128 staff, including 19 loan officers, with headquarters in New York & Texas and 4 satellite offices

ORIGINATIONS VS ACQUISITIONS

Originations:

- Originate full project life cycle LMM CRE loans
- Sourced through direct / indirect lending relationships with brokers as well as referral programs with servicers

Acquisitions:

- Acquire LMM CRE loans
- Waterfall specializes in acquiring LMM CRE loans sold by banks but also acquires loans from other sources[2]
- Ready Capital has the right of first refusal on the loans Waterfall sources[3]

HISTORICAL ORIGINATIONS AND ACQUISITIONS ($MM)[1]


Originations
Acquisitions
$2,601
$863
$1,738
$1,373
$213
$1,160
$5,469
$197
$5,272
$5,180
$660
$4,520
$1,387
$1,387
2019
2020
2021
2022
2023 YTD

Note: As of September 30, 2023; [1] Based on fully committed amounts; [2] Other sources of LMM CRE loans include special servicers of large balance SBC ABS and CMBS trusts, the FDIC, servicers of non-performing SBA Section 7(a) loans, Community Development Companies originating loans under the SBA 504 program, GSEs and state economic development authorities; [3] Waterfall has agreed in the side letter agreement that, for so long as the management agreement is in effect, neither it nor any of its affiliates will (i) sponsor or manage any additional investment vehicle where the Company does not participate as an investor whose primary investment strategy will involve LMM commercial real estate loans, unless Waterfall obtains the prior approval of a majority of the Company's board of directors (including a majority of its independent directors), or (ii) acquire a portfolio of assets, a majority of which (by value or UPB) are LMM commercial real estate loans on behalf of another investment vehicle (other than acquisitions of LMM commercial ABS), unless the Company is first offered the investment opportunity and a majority of its board of directors (including a majority of its independent directors) decide not to acquire such assets

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C O N F I D E N T I A L 14 LMM Commercial Lending Case Studies Construction Bridge Non-Agency Fixed Rate Freddie Mac SBL Name Cross-Kire East 159-161 West 54th Street Myrtle Avenue Portfolio Refinance The Valencia Location Escondido, CA 92025 New York, NY 10019 Ridgeway, NY 11385 Albuquerque, NM 87108 Loan Purpose Construction Acquisition & Renovation Refinance Refinance Business Multifamily Mixed-Use (Multifamily/Retail) Mixed-Use (Multifamily/Retail) Multifamily Key terms: Loan Amount $13,850,000 $37,710,000 $8,750,000 $4,308,000 Pricing Basis Variable Variable Fixed Fixed Rate SOFR + 6.00% SOFR + 4.90% 8.50% 5.76% Fees 1.00% orig / 1.00% exit 1.00% orig / 0.50% exit 1.00% orig / 1.00% exit 1.25% Buy-Up Premium Lien First First First First Origination Date March 2024 August 2023 December 2023 June 2023 Term (Months) 36 (+12 mo extensions) 36 (3 x 6 mo extensions) 36 (+12 mo extension) 84 Amortization (Months) N/A – Interest-Only 36 Month IO / 360 Thereafter N/A – Interest-Only 36 Month IO / 360 Thereafter Loan-to-Value (Stabilized) 68% 54% 60% 63% Estimated Retained Yield / Gross Fees 22.0% 17.7% 15.0% NAP 1

C O N F I D E N T I A L 15 Small Business Lending Overview OVERVIEW ◼ A leading provider of capital to small businesses through 7(a) loans, USDA loans and unsecured small business loans ◼ #1 non-bank and #4 overall 7(a) lender¹ ◼ 1 of 17 non-bank Small Business Administration 7(a) license holders²; acquired from CIT in 2014 ◼ 1.4% market share with 3% 3-year target ◼ 58.2% CAGR for originations of small business loans since 2015 ◼ Fully integrated with iBusiness, a technology-driven funding platform, allowing Ready Capital to leverage proprietary technology to further increase the efficiency of the existing lending platform ◼ Supported by 251 staff, including 25 business development officers, with headquarters in New Jersey & Florida and 5 satellite offices $12 $45 $130 $213 $216 $217 $481 $500 $342 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD 2 Note: As of September 30, 2023; ¹ SBA.gov; ² As of November 1, 2023; ³ Based on fully committed amounts HISTORICAL ORIGINATIONS SINCE 2015 ($MM)³

C O N F I D E N T I A L 16 LOAN AMOUNT: $3,750,000 PRICING BASIS: Variable RATE: 11.50% GUARANTEE: 75% SALE PREMIUM: 11.42% SECURITIZATION ADVANCE RATE: 71.70% SERVICING STRIP: 1.00% DEBT COST: 8.59% LIEN: 1st and 2nd ORIGINATION DATE: December 2023 TERM (MONTHS): 300 AMORTIZATION (MONTHS): 300 LOAN-TO-VALUE: 45% PERSONAL GUARANTEE: Yes RETAINED YIELD: 18.07% 2 Name: Widow Fletchers, LLC Location: New Port Richey, FL Loan Purposes: CRE Purchase, Construction, Working Capital Business: Restaurant Small Business Lending Case Study

Key Credit Highlights

CONFIDENTIAL

READY CAPITAL.

Key Credit Highlights

1	**Differentiated Business Model with Diversified Sourcing Channels**	▪ Provides earnings stability through a combination of CRE Net Interest Margin and Gain on Sale from SBA and Freddie Mac businesses ▪ Balance sheet stability provided by granular portfolio and focus on LMM portfolio ▪ Nationwide origination platform covering both investor and owner-occupied (small business) properties ▪ Originates across the full life-cycle of a LMM commercial property, offering a variety of loan origination channels from construction and bridge loans to stabilized and agency loans
2	**Strong Asset Quality and Diversified Portfolio**	▪ Current $11.1bn[2] portfolio of more than 5,500 loans with 99% first lien[3] ▪ Weighted average LTV of 65% for LMM commercial real estate loans and 92% for government-backed small business loans[4] ▪ Collateral is diversified across geography and type
3	**Modest Leverage and Proven Access to Liquidity**	▪ Recourse debt-to-equity ratio of 0.9x ▪ Unrestricted cash of over $182mm ▪ Full mark-to-market liabilities and credit mark-to-market liabilities represent only 18% of total debt in Q3 2023
4	**Robust Financial Profile**	▪ Consistent book value growth of nearly 5x since 2017 through peer group leading M&A resulting in the fourth largest Commercial Mortgage REIT by book value ▪ Robust distributable earnings growth of 36% CAGR between 2017 and 2022[5]
5	**Sophisticated Risk Management and Asset Management Infrastructure**	▪ Proprietary models evaluate collateral liquidation execution, property economics and market movements by MSA region ▪ SBC originated portfolio 60+ day delinquencies of 2.9%
6	**Affiliation and Alignment with Asset Manager**	▪ Waterfall is a leading $12.6bn[6] global structured products investment manager with an 18-year track record ▪ Dedicated team of 70+ investment professionals, sourcing acquisitions in cyclical markets

Note: As of September 30, 2023; [1] Total revenue includes net interest income after provision for loan losses and total non-interest income; [2] Excludes Paycheck Protection Program loans; [3] Based on UPB; [4] Loan-to-Value (LTV) is calculated by dividing the current unpaid principal balance by the most recent collateral value received. The most recent value for performing loans is often the third-party as-is valuation utilized during the original underwriting process; [5] Distributable earnings is a non-GAAP measure, please refer to page 37 for a reconciliation to the nearest GAAP equivalent; [6] Includes unfunded committed capital; AUM attributable to Ready Capital based on Ready Capital's total stockholders' equity as of September 30, 2023

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C O N F I D E N T I A L 19 79% 85% 85% 77% 72% 2019 2020 2021 2022 2023 YTD Diversified Sourcing Channel Ready Capital Commercial Operations Center Waterfall & Ready Capital BridgeOperations Centers Ready Capital SBA LendingOperations Center Ready Capital Commercial Loan Officers Strategic Partnerships Target Markets – New Loan Officers Ready Capital Residential Lending Operations Center NATIONWIDE PRESENCE % UPB ALLOCATED TO CRE LENDING RELATIONSHIPS¹ 1 Note: Originations data as of September 30, 2023; ¹ Lending relationships consist of relationships with 3rd party brokers that facilitate origination / acquisition of associated volumes

CONFIDENTIAL

READY CAPITAL.

2 Loan Portfolio Composition

PORTFOLIO BREAKDOWN (BY TOTAL ASSETS)


Other
6%
Small Business
Lending
11%
LMM CRE Lending &
Acquisition
83%

REVENUE BREAKDOWN ($MM)[1]


$66.6
$12.1
($27.5)
LMM CRE Lending &
Acquisition
Small Business Lending
Other

PORTFOLIO KEY METRICS

LOAN TYPE ($K)	SEGMENT	WA LTV	UPB[2]	% UPB[2]	CARRYING AMOUNT[2]	% CARRYING AMOUNT[2]
Bridge	CRE Lending and Acquisitions	68.1%	$7,092,776	62.5%	$7,063,561	62.5%
Fixed Rate	CRE Lending and Acquisitions	60.2%	1,046,785	9.2%	1,051,810	9.3%
Construction	CRE Lending and Acquisitions	62.4%	1,228,654	10.8%	1,224,777	10.8%
Freddie Mac	CRE Lending and Acquisitions	68.6%	34,039	0.3%	34,422	0.3%
SBA – 7(a)	Government-Backed Small Business Lending	91.9%	1,295,862	11.4%	1,276,087	11.3%
Other[3]	NA	NA	594,726	5.2%	591,163	5.2%
Subtotal			**$11,292,842**	**99.5%**	**$11,241,820**	**99.5%**
PPP loans[4]	Government-Backed Small Business Lending	NA	60,224	0.5%	58,145	0.5%
Total			**$11,353,066**	**100.0%**	**$11,299,965**	**100.0%**

Note: As of September 30, 2023; [1] Based on income (loss) before taxes for three months ended September 30, 2023; [2] Includes loans in consolidated VIEs and loans held for sale, at fair value; [3] Includes Residential Mortgage Banking and generally LMM commercial acquired loans that have nonconforming characteristics for the Fixed rate, Bridge, Construction, or Freddie Mac classifications due to loan size, rate type, collateral, or borrower criteria; [4] Includes PPP loans held for investment and held at fair value

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C O N F I D E N T I A L 21 Loan Portfolio Composition (Cont’d) CRE GEOGRAPHIC LOCATION LIEN POSITION OF TOTAL PORTOLIO Texas 19% California 11% Georgia 7% Florida 7% Arizona 6% Oregon 5% New York 5% North Carolina 4% Illinois 4% Washington 4% Other 29% Senior lien 99.0% Subordinated lien 1.0% CRE COLLATERAL TYPE¹ SMALL BUSINESS LOAN COLLATERAL TYPE Lodging 24% Gasoline Service Stations 13% Eating Places 6% Child Day Care Services 6% Other 52% Note: As of September 30, 2023; ¹ Excludes SBA 2 As a percentage of UPB Multifamily 69% Mixed Use 9% Industrial 5% Retail 5% Office 5% Lodging 2% Other 5%

CONFIDENTIAL

READY CAPITAL

2 Portfolio Performance

HIGHLIGHTS

- Conservative approach to underwriting with goal of low losses even in times of market stress
  - For example, underwriting of bridge loans to 0–3% rental growth to mitigate refinance risks
- Focus on GEO Tier 1 and 2 markets with avoidance of negative absorption markets
- Given historical expertise in non-performing loan management, Ready Capital is able to make acquisitions that are accretive to the overall platform but increase loss rates, such as in the Broadmark acquisition

LOAN LOSSES BY VINTAGE (% CARRYING VALUE)


0.3%
0.5%
0.3%
0.0%
0.0%
Pre-2019
2019
2020
2021
2022

Note: As of September 30, 2023

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C O N F I D E N T I A L 23 Financial Flexibility HIGHLIGHTS CASH ON BALANCE SHEET ($MM) AVAILABLE WAREHOUSE BORROWINGS ($MM) ◼ Diversified unencumbered asset pool of $1.8bn, including $182mm of unrestricted cash ◼ 2.3x unencumbered assets to unsecured debt ◼ $4bn in available warehouse borrowing capacity across 19 counterparties and $4.1bn¹ in liquidity ◼ Full mark to market liabilities and credit mark to market liabilities represent 18% of total debt ◼ 89% of corporate debt maturities in 2026 or later based on carrying value 3 Note: As of September 30, 2023; ¹ Total available warehouse facility and cash on balance sheet 169% 183% 141% 151% 152% 2019 2020 2021 2022 YTD 2023 CASH AND LIQUIDITY (% OF BOOK VALUE) $68 $139 $230 $163 $182 2019 2020 2021 2022 YTD 2023 $1,359 $1,390 $1,581 $2,700 $3,900 2019 2020 2021 2022 YTD 2023

C O N F I D E N T I A L 24 3 Financial Flexibility (Cont’d) Debt balance Leverage ratio $1,109 $1,255 $1,130 $5,264 $76 0.4x 0.5x 0.4x 2.0x <0.1x Corporate Debt Recourse Secured Borrowings¹ Non-Recourse Secured Borrowings Securitized Debt Obligations PPPLF ◼ Total leverage of 3.4x ◼ Recourse leverage ratio of 0.9x ◼ Majority of secured borrowings subject to non-recourse or limited recourse terms UNENCUMBERED ASSET POOL Note: As of September 30, 2023; ¹ For certain recourse borrowings, includes only the portion of the borrowings that are recourse to the Company OVERVIEW Unrestricted cash 10% Securities 22% Loans 36% Servicing rights 9% REO 14% Other Assets 9% $1.8bn unencumbered assets LEVERAGE PROFILE

C O N F I D E N T I A L 25 Historical Balance Sheet $536 $545 $825 $815 $1,276 $1,791 $2,592 2017 2018 2019 2020 2021 2022 Q3 2023 ◼ Ready Capital has grown its balance sheet over the last five years, with its total assets grown at a 36% CAGR from 2017 to 2022 ◼ Total debt has largely grown in step with the size of the asset base, comprised of a well diversified mix of corporate borrowing and securitizations ◼ Ready Capital’s equity has grown nearly 5x since 2017 $2,191 $2,634 $4,373 $4,735 $8,575 $10,510 $11,353 2017 2018 2019 2020 2021 2022 Q3 2023 $2,524 $3,037 $4,977 $5,372 $9,534 $11,621 $12,799 2017 2018 2019 2020 2021 2022 Q3 2023 2.8x 3.8x 4.2x 4.6x 5.9x 5.1x 3.4x 2017 2018 2019 2020 2021 2022 Q3 2023 LOANS ($MM)¹ TOTAL ASSETS ($MM) LEVERAGE RATIO (DEBT–EQUITY)² TOTAL STOCKHOLDERS’ EQUITY ($MM)² Note: As of September 30, 2023; 1 Based on UPB; 2 Shows total stockholders’ equity attributable to Ready Capital shareholders, excluding non-controlling interest 4

C O N F I D E N T I A L 26 $47 $59 $67 $101 $168 $219 $193 2017 2018 2019 2020 2021 2022 Q3 2023 TTM 1.8% 2.0% 1.5% 0.9% 1.7% 1.7% 2.7% 2017 2018 2019 2020 2021 2022 Q3 2023 TTM² $46 $61 $75 $46 $160 $203 $351 2017 2018 2019 2020 2021 2022 Q3 2023 TTM² Historical Income Statement NET INCOME NET INCOME TO ASSETS (%) DISTRIBUTABLE EARNINGS¹ RETURN ON EQUITY Note: As of September 30, 2023; ¹ Distributable earnings is a non-GAAP measure, please refer to pages 36–37 for a reconciliation to the nearest GAAP equivalent; ² 2023 includes bargain purchase gain of $215mm from the Broadmark acquisition 4 8% 11% 11% 6% 15% 12% 7% 2017 2018 2019 2020 2021 2022 Q3 2023 ◼ Distributable earnings have grown at a 36% CAGR between 2017 and 2022¹ ◼ The Company has been able to keep both its net income to assets and return on equity stable despite some challenging economic conditions

CONFIDENTIAL

READY CAPITAL.

5 Credit Philosophy

GEOtier

- Tiers markets from 1 to 5 based on zip code level; utilized for pricing, leverage, and loan structure, absorption, and cap rates)
- Considers and weights four risk factors including:
  - MSA population rank
  - Market fundamentals (vacancy, rents
  - Moody's Red-Yellow-Green
- MSA commercial real estate macro fundamentals
- Primarily focused on Tier 1 and strong Tier 2 and 3 markets

Real Estate

- Primarily focused on less volatile property types such as multifamily and industrial
- Transitional assets with value upside through capex/lease-up; loans sized to in-place occupancy, cash-flow, and value-add
- Determine property strengths, market drivers, and supply/demand fundamentals via market call with local experts
- Property inspections with sponsors to understand business plan and quality/condition of property
- Analyze real estate characteristics, operating performance and budget, management, and tenancy

Debt Structure

- Primary metrics considered: At Risk LTV, As-Is LTV, Go-dark LTV (special purpose & single tenant), In-place Debt Yield, and In-place DSCR; low LTV mitigates risks associated with heavy rollover, distressed assets, or less experienced sponsorship
- Create structure that:
  - Aligns with Borrowers' plan for property and allows real estate to operate independently of sponsor
  - Includes performance hurdles and completion dates for release of proceeds from reserves
  - Reserves sufficient funds to stabilize property via capex improvement plan and TIs/LCs (implements a cash sweep if material rollover during loan term)

Sponsor

- Strong sponsorship cannot mitigate weak GEOtier and/or poor real estate
- Focus on local market experience and ownership, particularly important for light rehab/reposition projects
- Ensure appropriate property management even in strong markets
- Require strong sponsor equity basis to guarantee sponsor interest in collateral
- Transitional assets require Sponsors with relevant experience and track record of execution

Quotes Issued:	**~16% of Deals Received**

Closed:	**~86% of LOIs Received** **~6% of Quotes Received** **<2% of Deals Received**

Note: As of October 12, 2023; Historical averages for FY 2022 and YTD 2023 shown

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READY CAPITAL.

5 Strong Credit Risk and Asset Management Culture

EARLY INTERVENTION

- Ready Capital communicates directly with sponsors to ascertain status for loans over 30+ days delinquent
- Authorized to work directly with sponsors (and waive exit fees and pre-payment penalties as needed)
- Servicing agreements and staff provide better borrower servicing experience
- Data-focused credit philosophy allows opportunity to identify red flags more easily
- Can immediately get involved, which Ready Capital believes is the best process for loan resolution and repayment of principal
- System of escalation allows firm to rapidly address concerns in the business

COMPREHENSIVE REPORTING

- Asset-level assessments contained in the Watchlist report help drive communication with warehouse counterparties and other interested parties
- Robust reporting tools ensure Ready Capital has accurate and timely information to properly monitor assets
- Reporting infrastructure drives transparency and enables Ready Capital to form "house" credit views and drive consistent credit philosophy across the firm
- Encouraging participation from all teams to build infrastructure and technology to help us work smarter

ASSET MANAGEMENT BEST PRACTICES

- Flexibility to tailor loan modifications for prudent sponsors to match evolving business plans so long as such modified loan is one we'd make today
- Ability to obtain fresh sponsor equity injection when necessary to ensure commitment to projects, etc.
- Encourage transparency and communication of lessons learned internally to maintain and foster strong credit culture

FUTURE DISBURSEMENT PROCESS AND CONTROLS

- Post-closing disbursements managed by dedicated portfolio management analysts and servicers
- Each loan has specific disbursement conditions that must be met prior to releasing funds
- All funding's are carefully reviewed to ensure that the request is in-line with loan documents and approval

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READY CAPITAL.

6 Experienced Management Team

NAME & POSITION			BACKGROUND
	**Thomas Capasse** Managing Partner and Co-Founder *Waterfall Asset Management*	Chairman of the Board, CEO & Chief Investment Officer *Ready Capital Corporation*	■ Manager and Co-Founder of Waterfall Asset Management ■ 35+ years of structured credit experience globally ■ Co-founded Merrill Lynch's ABS group in the 1980s
	**Jack Ross** Managing Partner and Co-Founder *Waterfall Asset Management*	President and Director *Ready Capital Corporation*	■ Principal and Co-Founder of Waterfall Asset Management ■ Previously founded Licent Capital, a specialty broker/dealer for intellectual property securitization ■ Managed the Real Estate Finance and ABS groups at Merrill Lynch from 1987–1999
	**Andrew Ahlborn** Managing Director *Waterfall Asset Management*	Chief Financial Officer *Ready Capital Corporation*	■ Managing Director of Waterfall Asset Management ■ Previously served as Controller of Ready Capital from 2015–2019 ■ Licensed CPA in New York
	**Gary Taylor** Chief Operating Officer *Ready Capital Corporation*	Chief Operating Officer *Ready Capital Corporation*	■ Chief Operating Officer of Ready Capital Corporation ■ Previously served as President and Chief Operating Officer of Newtek Business Credit from May 2015–March 2019
	**Adam Zausmer** Managing Director *Waterfall Asset Management*	Chief Credit Officer *Ready Capital Corporation*	■ Chief Credit Officer of Ready Capital Corporation ■ 20+ years in commercial real estate lending ■ Previously served as a senior underwriter at J.P. Morgan Chase's Commercial Term Lending business
	**Christopher Grimes, CFA** Managing Director *Waterfall Asset Management*	Treasurer *Ready Capital Corporation*	■ Managing Director of Waterfall Asset Management ■ 20+ years of experience in Treasury ■ Previously served in Treasury at Annaly Capital and Deputy Treasurer of CIT Group

29

Financial Summary

C O N F I D E N T I A L 31 Balance Sheet —9/30/2023 (In Thousands) 9/30/2023 Assets Cash and cash equivalents $181,913 Restricted cash 36,576 Loans, net 4,151,923 Loans, held for sale, at fair value 184,989 Payment protection program loans, net 58,145 Mortgage backed securities, at fair value 33,339 Loans eligible for repurchase from Ginnie Mae 72,401 Investment in unconsolidated joint ventures 136,113 Derivative instruments 8,620 Servicing rights 307,779 Real estate owned, held for sale 281,941 Other assets 265,428 Assets of consolidated VIEs 7,080,266 Total Assets $12,799,433 Liabilities Secured borrowings 2,385,070 Paycheck Protection Program Liquidity Facility (PPPLF) borrowings 76,333 Securitized debt obligations of consolidated VIEs, net 5,264,037 Convertible notes, net – Senior secured notes and Corporate debt, net 1,108,512 Guaranteed loan financing 886,916 Contingent consideration 13,408 Liabilities for loans eligible for repurchase from Ginnie Mae 72,401 Derivative instruments – Dividends payable 64,777 Loan participations sold 57,465 Due to third parties 2,436 Accounts payable and other accrued liabilities 168,298 Total Liabilities $10,099,653 Preferred stock Series C 8,361 Stockholders' Equity Preferred stock 111,378 Common stock 17 Additional paid -in capital 2,318,109 Retained earnings 168,539 Accumulated other comprehensive income (loss) (5,928) Total Ready Capital Corporation equity 2,592,115 Non -controlling interests 99,304 Total Stockholders' Equity $2,691,419 Total Liabilities and Stockholders' Equity $12,799,433 Adjusted Net Book Value per Common Share $14.42

C O N F I D E N T I A L 32 Balance Sheet —12/31/2022 (In Thousands) 12/31/2022 Assets Cash and cash equivalents $163,041 Restricted cash 55,927 Loans, net 3,576,310 Loans, held for sale, at fair value 258,377 Payment protection program loans, net 186,985 Mortgage backed securities, at fair value 32,041 Loans eligible for repurchase from Ginnie Mae 66,193 Investment in unconsolidated joint ventures 118,641 Investments held to maturity 3,306 Purchased future receivables, net 8,246 Derivative instruments 12,963 Servicing rights 279,320 Real estate owned, held for sale 117,098 Other assets 189,769 Assets of consolidated VIEs 6,552,760 Total Assets $11,620,977 Liabilities Secured borrowings 2,846,293 Paycheck Protection Program Liquidity Facility (PPPLF) borrowings 201,011 Securitized debt obligations of consolidated VIEs, net 4,903,350 Convertible notes, net 114,397 Senior secured notes and Corporate debt, net 1,006,020 Guaranteed loan financing 264,889 Contingent consideration 28,500 Liabilities for loans eligible for repurchase from Ginnie Mae 66,193 Derivative instruments 1,586 Dividends payable 47,177 Loan participations sold 54,641 Due to third parties 11,805 Accounts payable and other accrued liabilities 176,520 Total Liabilities $9,722,382 Preferred stock Series C 8,361 Stockholders' Equity Preferred stock 111,378 Common stock 11 Additional paid -in capital 1,684,074 Retained earnings 4,994 Accumulated other comprehensive income (loss) (9,369) Total Ready Capital Corporation equity 1,791,088 Non -controlling interests 99,146 Total Stockholders' Equity $1,890,234 Total Liabilities and Stockholders' Equity $11,620,977 Adjusted Net Book Value per Common Share $15.20

CONFIDENTIAL

READY CAPITAL.

Annual Balance Sheet—FY 2017 to FY 2022

(In Thousands)	2017	2018	2019	2020	2021	2022
Assets						
Cash and cash equivalents	$63,425	$54,406	$67,928	$138,975	$229,531	$163,041
Restricted cash	11,666	28,921	51,728	47,697	51,569	55,927
Loans, net	1,017,920	1,193,392	1,727,984	1,625,555	2,915,446	3,576,310
Loans, held for sale, at fair value	216,022	115,258	188,077	340,288	552,935	258,377
Payment protection program loans, net	–	–	–	–	870,352	186,985
Mortgage backed securities, at fair value	39,922	91,937	92,466	88,011	99,496	32,041
Loans eligible for repurchase from Ginnie Mae	95,158	74,180	77,953	250,132	94,111	66,193
Investment in unconsolidated joint ventures	55,369	33,438	58,850	79,509	141,148	118,641
Investments held to maturity	–	–	–	–	–	3,306
Purchased future receivables, net	–	–	43,265	17,308	7,872	8,246
Derivative instruments	4,725	2,070	2,814	16,363	7,022	12,963
Servicing rights	94,038	120,062	121,969	114,663	204,599	279,320
Real estate owned, held for sale	–	–	58,573	45,348	42,288	117,098
Receivable from third parties	6,756	8,888	–	–	–	–
Other assets	56,840	63,234	106,925	89,503	172,098	189,769
Assets of consolidated VIEs	861,662	1,251,057	2,378,486	2,518,743	4,145,564	6,552,760
Total Assets	**$2,523,503**	**$3,036,843**	**$4,977,018**	**$5,372,095**	**$9,534,031**	**$11,620,977**
Liabilities						
Secured borrowings	637,393	834,547	1,189,392	1,370,519	2,517,600	2,846,293
Paycheck Protection Program Liquidity Facility (PPPLF) borrowings	–	–	–	–	941,505	201,011
Securitized debt obligations of consolidated VIEs, net	598,148	905,367	1,815,154	1,905,749	3,214,303	4,903,350
Convertible notes, net	108,991	109,979	111,040	112,129	113,247	114,397
Senior secured notes and Corporate debt, net	138,078	227,327	329,275	330,648	783,852	1,006,020
Guaranteed loan financing	293,045	229,678	485,461	401,705	345,217	264,889
Contingent consideration	10,016	1,207			16,400	28,500
Liabilities for loans eligible for repurchase from Ginnie Mae	95,158	74,180	77,953	250,132	94,111	66,193
Derivative instruments	282	3,625	5,250	11,604	410	1,586
Dividends payable	12,289	13,346	21,302	19,746	34,348	47,177
Loan participations sold	–	–	–	–	–	54,641
Due to third parties	–	–	–	–	668	11,805
Accounts payable and other accrued liabilities	74,636	73,512	97,407	135,655	183,411	176,520
Total Liabilities	**$1,968,036**	**$2,472,768**	**$4,132,234**	**$4,537,887**	**$8,245,072**	**$9,722,382**
Preferred stock Series C	–	–	–	–	8,361	8,361
Stockholders' Equity						
Preferred stock	–	–	–	–	111,378	111,378
Common stock	3	3	5	5	8	11
Additional paid-in capital	539,455	540,478	822,837	849,541	1,161,853	1,684,074
Retained earnings	(3,385)	5,272	8,746	(24,203)	8,598	4,994
Accumulated other comprehensive income (loss)	–	(922)	(6,176)	(9,947)	(5,733)	(9,369)
Total Ready Capital Corporation equity	536,073	544,831	825,412	815,396	1,276,104	1,791,088
Non-controlling interests	19,394	19,244	19,372	18,812	4,494	99,146
Total Stockholders' Equity	**$555,467**	**$564,075**	**$844,784**	**$834,208**	**$1,280,598**	**$1,890,234**
Total Liabilities and Stockholders' Equity	**$2,523,503**	**$3,036,843**	**$4,977,018**	**$5,372,095**	**$9,534,031**	**$11,620,977**
Adjusted Net Book Value per Common Share			**$16.12**	**$14.98**	**$15.35**	**$15.20**

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READY CAPITAL.

Income Statement—TTM

(In Thousands, except share data)	4Q2022	1Q2023	2Q2023	3Q2023
Interest income	$207,068	$217,573	$232,884	$250,590
Interest expense	(143,435)	(160,394)	(172,534)	(191,612)
Net interest income before (provision for) recovery of loan losses	**$63,633**	**$57,179**	**$60,350**	**$58,978**
Recovery of (provision for) loan losses	(33,859)	6,734	(19,427)	12,151
Net interest income after (provision for) recovery of loan losses	**$29,774**	**$63,913**	**$40,923**	**$71,129**
Non-interest income				
Residential mortgage banking activities	$549	$9,169	$9,884	$7,059
Net realized gain (loss) on financial instruments and real estate owned	3,529	11,575	23,878	14,402
Net unrealized gain (loss) on financial instruments	9,430	(11,728)	7,407	17,684
Servicing income, net of amortization and impairment	8,643	14,003	14,432	16,033
Income on purchased future receivables, net	–	540	86	904
Income on unconsolidated joint venture	501	656	33	56
Gain (loss) on bargain purchase	–	–	229,894	(14,862)
Other income	19,771	19,883	18,569	18,315
Total non-interest income	**$42,420**	**$44,098**	**$304,183**	**$59,591**
Non-interest expense				
Employee compensation and benefits	($19,228)	($25,139)	($27,709)	($24,868)
Allocated employee compensation and benefits from related party	(3,000)	(2,326)	(2,500)	(3,001)
Variable income (expenses) on residential mortgage banking activities	1,168	(5,485)	(6,574)	(4,091)
Professional fees	(5,251)	(5,717)	(5,656)	(7,810)
Management fees – related party	(5,224)	(5,081)	(5,760)	(7,229)
Incentive fees – related party	(2,156)	(1,720)	(71)	–
Loan servicing expense	(10,123)	(9,963)	(13,115)	(15,818)
Transaction related expenses	(5,027)	(893)	(13,966)	(2,329)
Other operating expenses	(12,881)	(14,318)	(11,241)	(14,368)
Total non-interest expense	**($61,722)**	**($70,642)**	**($86,592)**	**($79,514)**
Income before provision for income taxes	$10,472	$37,369	$258,514	$51,206
Income tax provision	3,210	(391)	(5,141)	(4,027)
Net income	**$13,682**	**$36,978**	**$253,373**	**$47,179**
Less: Dividends on preferred stock	1,999	1,999	2,000	1,999
Less: Net income attributable to non-controlling interest	2,228	1,835	4,490	1,517
Net income attributable to Ready Capital Corporation	**$9,455**	**$33,144**	**$246,883**	**$43,663**
Earnings per common share – basic	**$0.08**	**$0.30**	**$1.87**	**$0.25**
Earnings per common share – diluted	**$0.09**	**$0.29**	**$1.76**	**$0.25**
Weighted-average shares outstanding – Basic	110,739,644	110,672,939	131,651,125	171,973,933
Weighted-average shares outstanding – Diluted	121,062,323	121,025,909	141,583,837	174,440,867
Dividends declared per share of common stock	**$0.40**	**$0.40**	**$0.40**	**$0.36**

Note: Does not include the effect of the Broadmark acquisition for any periods prior to May 31, 2023

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READY CAPITAL.

Annual Income Statement—FY 2017 to FY 2022

(In Thousands, except share data)	2017	2018	2019	2020	2021	2022
Interest income	$138,305	$169,499	$229,916	$258,636	$403,496	$671,170
Interest expense	(74,646)	(109,238)	(151,880)	(175,481)	(213,561)	(400,774)
Net interest income before (provision for) recovery of loan losses	**$63,659**	**$60,261**	**$78,036**	**$83,155**	**$189,935**	**$270,396**
Recovery of (provision for) loan losses	(2,363)	(1,701)	(3,684)	(34,726)	(8,049)	(34,442)
Net interest income after (provision for) recovery of loan losses	**$61,296**	**$58,560**	**$74,352**	**$48,429**	**$181,886**	**$235,954**
Non-interest income						
Residential mortgage banking activities	$83,437	$59,852	$83,539	$252,720	$137,297	$23,973
Net realized gain (loss) on financial instruments and real estate owned	19,329	38,409	28,958	31,913	68,881	53,764
Net unrealized gain (loss) on financial instruments	7,000	4,853	(18,790)	(48,101)	39,377	67,952
Servicing income, net of amortization and impairment	22,994	27,075	30,665	38,594	48,015	45,925
Income on purchased future receivables, net	–	–	2,362	15,711	10,257	5,490
Income (loss) on unconsolidated joint venture	1,048	12,148	6,088	2,404	6,916	11,661
Other income	7,410	5,586	11,078	41,516	9,009	50,756
Gain on bargain purchase	–	–	30,728	–	–	–
Total non-interest income	**$141,218**	**$147,923**	**$174,628**	**$334,757**	**$319,752**	**$259,521**
Non-interest expense						
Employee compensation and benefits	($55,039)	($56,602)	($51,237)	($91,920)	($90,065)	($99,226)
Allocated employee compensation and benefits from related party	(3,843)	(4,200)	(5,473)	(7,000)	(12,031)	(9,549)
Variable expenses on residential mortgage banking activities	(41,737)	(22,228)	(51,760)	(114,510)	(75,133)	(4,340)
Professional fees	(8,921)	(6,999)	(7,434)	(13,360)	(16,339)	(18,093)
Management fees – related party	(8,059)	(8,176)	(9,578)	(10,682)	(10,928)	(19,295)
Incentive fees – related party	–	(1,143)	(106)	(5,973)	(5,419)	(3,105)
Loan servicing expense	(10,323)	(15,545)	(17,976)	(30,856)	(29,983)	(40,036)
Transaction related expenses	–	–	(7,750)	(63)	(14,282)	(13,633)
Other operating expenses	(26,939)	(28,747)	(33,162)	(54,369)	(58,401)	(55,302)
Total non-interest expense	**($154,861)**	**($143,640)**	**($184,476)**	**($328,733)**	**($312,581)**	**($262,579)**
Income (loss) before provision for income taxes	$47,653	$62,843	$64,504	$54,453	$189,057	$232,896
Income tax (provision) benefit	(1,839)	(1,386)	10,552	(8,384)	(29,083)	(29,733)
Net income	**$45,814**	**$61,457**	**$75,056**	**$46,069**	**$159,974**	**$203,163**
Less: Dividends on preferred stock	–	–	–	–	7,503	7,996
Less: Net income (loss) attributable to non-controlling interest	2,524	2,199	2,088	1,199	2,230	8,900
Net income (loss) attributable to Ready Capital Corporation	**$43,290**	**$59,258**	**$72,968**	**$44,870**	**$150,241**	**$186,267**
Earnings (loss) per common share – basic	**$1.38**	**$1.84**	**$1.72**	**$0.81**	**$2.17**	**$1.73**
Earnings (loss) per common share – diluted	**$1.38**	**$1.84**	**$1.72**	**$0.81**	**$2.17**	**$1.66**
Weighted-average shares outstanding – Basic	31,350,102	32,085,975	42,011,750	53,736,523	68,511,578	106,878,139
Weighted-average shares outstanding – Diluted	31,351,611	32,102,184	42,047,648	53,818,378	68,660,906	117,193,958
Dividends declared per share of common stock	**$1.48**	**$1.57**	**$1.60**	**$1.30**	**$1.66**	**$1.66**

Note: Does not include the effect of the Broadmark acquisition for any periods prior to May 31, 2023

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Distributable Earnings Reconciliation—TTM

(In Thousands, except share data)	4Q2022	1Q2023	2Q2023	3Q2023
Net Income	**$13,682**	**$36,978**	**$253,373**	**$47,179**
Reconciling items:				
Unrealized (gain) loss on MSR	$3,167	$6,093	$(8,188)	$(2,563)
Increase (decrease) in CECL reserve	30,735	(7,321)	19,410	(12,151)
Non-cash compensation	1,345	1,853	2,062	2,275
Merger transaction costs and other non-recurring expenses	5,827	1,733	14,177	2,536
Bargain purchase (gain) loss	–	–	(229,894)	14,862
Total reconciling items	**$41,074**	**$2,358**	**($203,063)**	**$4,959**
Distributable earnings before income taxes	**$54,756**	**$39,336**	**$50,310**	**$52,138**
Income tax adjustments	(3,175)	(1,187)	973	26
Distributable earnings	**$51,581**	**$38,149**	**$51,283**	**$52,164**
Less: Distributable earnings attributable to non-controlling interests	$2,711	$1,869	$2,035	$1,566
Less: Income attributable to participating shares	331	372	373	335
Less: Dividends on preferred stock	1,999	1,999	2,000	1,999
Distributable earnings attributable to Common Stockholders	**$46,540**	**$33,909**	**$46,875**	**$48,264**
Distributable earnings per share – basic	$0.42	$0.31	$0.36	$0.28
Weighted average common shares outstanding – basic	**110,739,644**	**110,672,939**	**131,651,125**	**171,973,933**

Note: The Company believes that this non-US GAAP financial information, in addition to the related US GAAP measures, provides investors greater transparency into the information used by management in its financial and operational decision-making, including the determination of dividends. However, because Distributable Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with US GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with US GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Distributable Earnings may not be comparable to other similarly-titled measures of other companies.

We calculate Distributable earnings as GAAP net income (loss) excluding the following:

i) any unrealized gains or losses on certain MBS not retained by us as part of our loan origination businesses

ii) any realized gains or losses on sales of certain MBS

iii) any unrealized gains or losses on Residential MSRs

iv) any unrealized change in current expected credit loss reserve

v) any unrealized gains or losses on de-designated cash flow hedges

vi) any non-cash compensation expense related to stock-based incentive plan

vii) one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains, or merger related expenses

In calculating Distributable Earnings, Net Income (in accordance with US GAAP) is adjusted to exclude unrealized gains and losses on MBS acquired by the Company in the secondary market but is not adjusted to exclude unrealized gains and losses on MBS retained by Ready Capital as part of its loan origination businesses, where the Company transfers originated loans into an MBS securitization and the Company retains an interest in the securitization. In calculating Distributable Earnings, the Company does not adjust Net Income (in accordance with US GAAP) to take into account unrealized gains and losses on MBS retained by us as part of the loan origination businesses because the unrealized gains and losses that are generated in the loan origination and securitization process are considered to be a fundamental part of this business and an indicator of the ongoing performance and credit quality of the Company's historical loan originations. In calculating Distributable Earnings, Net Income (in accordance with US GAAP) is adjusted to exclude realized gains and losses on certain MBS securities considered to be non-distributable. Certain MBS positions are considered to be non-distributable due to a variety of reasons which may include collateral type, duration, and size. In 2016, the Company liquidated the majority of its MBS portfolio from distributable earnings to fund recurring operating segments.

In addition, in calculating Distributable Earnings, Net Income (in accordance with US GAAP) is adjusted to exclude unrealized gains or losses on residential MSRs, held at fair value. The Company treats its commercial MSRs and residential MSRs as two separate classes based on the nature of the underlying mortgages and the treatment of these assets as two separate pools for risk management purposes. Servicing rights relating to the Company's small business commercial business are accounted for under ASC 860, Transfer and Servicing, while the Company's residential MSRs are accounted for under the fair value option under ASC 825, Financial Instruments. In calculating Distributable Earnings, the Company does not exclude realized gains or losses on either commercial MSRs or residential MSRs, held at fair value, as servicing income is a fundamental part of Ready Capital's business and is an indicator of the ongoing performance.

To qualify as a REIT, the Company must distribute to its stockholders each calendar year at least 90% of its REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. There are certain items, including net income generated from the creation of MSRs, that are included in distributable earnings but are not included in the calculation of the current year's taxable income. These differences may result in certain items that are recognized in the current period's calculation of distributable earnings not being included in taxable income, and thus not subject to the REIT dividend distribution requirement until future years.

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READY CAPITAL.

Annual Distributable Earnings Reconciliation—FY 2017 to FY 2022

(In Thousands, except share data)	2017	2018	2019	2020	2021	2022
Net Income	**$45,814**	**$61,457**	**$75,056**	**$46,069**	**$159,974**	**$203,163**
Reconciling items:						
Unrealized (gain) loss on mortgage servicing rights (MSRs)	4,000	(4,206)	18,567	37,258	(16,923)	(46,065)
Impact of CECL on accrual loans	–	–	–	19,527	3,522	33,055
Non-recurring REO impairment (recovery)	–	–	–	3,406	(941)	2,267
Non-cash compensation	–	–	–	3,833	3,833	4,769
Merger transaction costs and other non-recurring expenses	70	–	8,852	710	16,922	15,233
Bargain purchase gain	–	–	(30,728)	–	–	–
Unrealized (gain) loss on mortgage-backed securities (MBS)	(1,077)	381	234	185	–	–
Unrealized loss on de-designated cash flow hedges	–	–	–	2,118	–	–
Restricted Stock Unit (RSU) grant to Independent Directors	290	–	–	–	–	–
Total reconciling items	**$3,283**	**($3,825)**	**($3,075)**	**$67,037**	**$6,413**	**$9,259**
Income tax adjustments	(2,119)	1,059	(4,720)	(11,727)	1,649	6,310
Distributable earnings	**$46,978**	**$58,691**	**$67,261**	**$101,379**	**$168,036**	**$218,732**
Less: Distributable earnings attributable to non-controlling interests	–	2,100	1,871	2,351	2,324	8,884
Less: Income attributable to participating shares	–	204	653	1,392	9,093	9,561
Distributable earnings attributable to Common Stockholders	**$46,978**	**$56,387**	**$64,737**	**$97,636**	**$156,619**	**$200,287**
Distributable earnings per share – basic	$1.41	$1.76	$1.54	$1.82	$2.29	$1.87
Distributable earnings per common share – diluted	$1.41	$1.76	$1.54	$1.82	$2.29	$1.79

Note: Totals may not sum due to rounding

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CONFIDENTIAL

READY CAPITAL.

TTM Income Statement by Segment

		Trailing Twelve Months Ended September 30, 2023			
(In Thousands)	LMM CRE Lending and Acquisitions	Government-backed Small Business Lending	Residential Mortgage Banking	Corporate–Other	Consolidated
1 Interest income	$816,737	$84,220	$7,158	$–	$908,115
Interest expense	(612,011)	(48,540)	(7,424)	–	(667,975)
Net interest income before recovery of (provision for) loan losses	**$204,726**	**$35,680**	**($266)**	**$–**	**$240,140**
Recovery of (provision for) loan losses	(27,400)	(7,001)	–	–	(34,401)
Net interest income after recovery of (provision for) loan losses	**$177,326**	**$28,679**	**($266)**	**$–**	**$205,739**
Non-interest income					
2 Residential mortgage banking activities	$–	$–	$26,661	$–	$26,661
3 Net realized gain (loss) on financial instruments and real estate owned	23,071	30,310	–	–	53,381
4 Net unrealized gain (loss) on financial instruments	20,813	(141)	2,121	–	22,793
Servicing income, net	5,262	11,130	36,719	–	53,111
5 Income on purchased future receivables, net	–	1,530	–	–	1,530
6 Gain on bargain purchase	–	–	–	215,032	215,032
Income on unconsolidated joint ventures	1,246	–	–	–	1,246
7 Other income	40,507	34,310	76	1,645	76,538
Total non-interest income (loss)	**$90,899**	**$77,139**	**$65,577**	**$216,677**	**$450,292**
Non-interest expense					
Employee compensation and benefits	($29,904)	($39,878)	($20,121)	($7,041)	($96,944)
Allocated employee compensation and benefits from related party	(881)	–	—	(9,946)	(10,827)
8 Variable expenses on residential mortgage banking activities	–	–	(14,982)	–	(14,982)
Professional fees	(5,282)	(8,711)	(613)	(9,828)	(24,434)
Management fees–related party	–	–	–	(23,294)	(23,294)
Incentive fees–related party	–	–	–	(3,947)	(3,947)
Loan servicing expense	(39,102)	(758)	(9,159)	–	(49,019)
Transaction related expenses	–	–	–	(22,215)	(22,215)
9 Other operating expenses	(21,941)	(18,196)	(6,417)	(6,254)	(52,808)
Total non-interest expense	**($97,110)**	**($67,543)**	**($51,292)**	**($82,525)**	**($298,470)**
Income (loss) before provision for income taxes	**$171,115**	**$38,275**	**$14,019**	**$134,152**	**$357,561**
Income tax provision	**$69,440**	**$1,229**	**($3,505)**	**($73,513)**	**($6,349)**
Net Income	**$240,555**	**$39,504**	**$10,514**	**$60,639**	**$351,212**
Total assets	**$10,595,201**	**$1,409,761**	**$396,073**	**$398,398**	**$12,799,433**

Note: Does not include the effect of the Broadmark acquisition for any periods prior to May 31, 2023

COMMENTARY

1. Interest income from LMM commercial real estate lending and acquisitions, small business lending and residential mortgage banking
2. Revenue within Company's residential mortgage banking business directly related to loan origination and sale activity
3. Realized gains (losses) on loans, derivatives and MBS; creation of MSRs
4. Unrealized gains (losses) on loans, residential MSRs, derivatives and MBS
5. Working capital advances provided to small business through purchase of their future revenues
6. Gain on bargain purchase from the Broadmark merger in May 2023. Reflects $229.9mm gain in Q2 2023 and ($14.9mm) loss in Q3 2023 from the transaction
7. Origination income, change in repair and denial reserve, employee retention credit consulting income and other
8. Indirect costs related to loan origination activities, such as correspondent fees
9. Origination costs, technology expense, impairment on real estate, rent and property tax expense, recruiting, training and travel expense, marketing expense, loan acquisition costs, financing costs on purchased future receivables and other

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C O N F I D E N T I A L 39 TTM Core Earnings Reconciliation by Segment (In Thousands) LMM CRE Lending Government-Backed Small Business Lending Residential Mortgage Lending Net Income¹ $240,555 $39,504 $10,514 Core adjustments: Less: Unrealized gain (loss) on mortgage servicing rights (MSRs) – – 1,591 Less: Non-recurring expenses on CM/RH stock (1,509) (1,552) – Less: Non-recurring expenses on Other (25,015) (4,102) – Core earnings $267,079 $45,158 $8,923 Note: ¹ Excludes Corporate – Other segment, which consists of $60,639k of TTM net income

Appendix

C O N F I D E N T I A L 41 Recent Developments ◼ Dividend ◼ On December 14, 2023, we declared a dividend of $0.30 per share of common stock and Operating Partnership unit (“OP unit”) with respect to the quarter ending December 31, 2023 ◼ This dividend is payable on January 31, 2024 to stockholders of record as of the close of business on December 29, 2023 ◼ Certain preliminary fourth quarter 2023 results ◼ Based on available information to date, we expect to report $746.3 million in loans originated or acquired for the fourth quarter of 2023, primarily consisting of $296.9 million in SBC loans, $152.2 million in SBA loans and $297.2 million in residential mortgage loans ◼ We expect to report a total debt-to-equity leverage ratio between 3.30x to 3.50x as of December 31, 2023 ◼ Of the loans we held as of December 31, 2023, 1.6% were 30-59 days delinquent and 8.9% were 60+ days delinquent ◼ Of the 8.9% 60+ days delinquent loan population, 38.8% relate to loans acquired via the Mosaic Mergers and the Broadmark Merger ◼ Post-December 31, 2023, the percentage of 60+ days delinquent loans has declined to 6.7% Note: The results set forth above are still preliminary and subject to our detailed period-end closing procedures. Our consolidated financial statements as of, and for the year ended December 31, 2023 are not yet available. Accordingly, the information presented above reflects our preliminary estimates subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the annual review of our consolidated financial statements. As a result, these preliminary estimates may differ from the actual results that will be reflected in our consolidated financial statements for the period when they are completed and publicly disclosed. These preliminary estimates may change, and those changes may be material. Our expectations with respect to the unaudited results for the periods discussed above are based on management estimates. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary estimates and, accordingly, does not express an opinion or any other form of assurance about them.

CONFIDENTIAL

READY CAPITAL.

LMM Commercial Lending Product Offerings

	CONSTRUCTION	BRIDGE			FIXED RATE / CMBS		FREDDIE
Product	Construction	Bridge	Bridge-to-Term	Bridge-to-Agency	Structured Fixed Rate	CMBS Direct	Freddie Mac SBL
Property type	Multifamily, build-to-rent, future availability to be announced	Multifamily, industrial, office, self-storage, essential retail	Multifamily	All property types	All property types	Multifamily	Multifamily
Loan size	$15–75mm	$5–75mm $75mm+ portfolios	$2–75mm $75mm+ portfolios	$1–100mm	$2–45mm		$1–7.5mm
Max leverage	80% Loan-to-Cost	80% Loan-to-Cost			80% Loan-to-Value		80% Loan-to-Value
Term	2–3 years plus extensions	2–3 years plus extensions	Up to 3 years plus Extensions	Up to 2 years plus extensions	2–10 years	5,7,10 years	5,7,10 years Hybrid: 20 years
Rate type	SOFR + spread	Floating rate hybrid			Fixed rate		Floating rate hybrid

Note: Excludes correspondent agency and affordable housing loans

42

CONFIDENTIAL

READY CAPITAL.

Unencumbered Assets at Select Ready Capital Entities

(In Millions)	Carrying value	Description	Entity	Carrying value	Weighted Avg Coupon
First mortgage loans	$306.9	Consists of first lien Bridge, Construction and guaranteed loans	BRMK Lending, LLC Ready Capital Subsidiary REIT II, LLC	$222.8 84.1	11.1%
Subordinated mortgage loans	75.2	Consists of second lien Bridge, Construction and guaranteed loans	MREC Good Asset, LLC BRMK Lending, LLC	63.8 11.5	15.0%
REO	168.8	Purchased real estate and real estate acquired in full or partial settlement of loan obligations	MREC Good Asset, LLC BRMK Management, Corp BRMK Lending, LLC	58.4 98.2 12.2	–
Retained securitized funding	377.2	Securitized debt obligations	Ready Capital Mortgage Depositor VIII, LLC Ready Capital Mortgage Depositor VII, LLC Ready Capital Mortgage Depositor IX, LLC Ready Capital Mortgage Depositor FL12, LLC	133.9 56.4 99.0 88.0	12.2%[1]
VIE equity	49.0	Residual equity tranche of securitized debt obligations	Ready Capital Subsidiary REIT II, LLC	49.0	–
Preferred equity	0.4	Preferred equity	MREC BPPE Holdings, LLC	0.4	12.0%
Unencumbered assets at select Ready Capital entities	**$977.6**			**$977.6**	

Note: As of September 30, 2023; totals may not sum due to rounding

[1] Excludes $240M of securitized debt obligations that receive sequential cash flows when available but do not have a stated coupon

43

CONFIDENTIAL
READY CAPITAL.

Key Entities Structure Chart


External Manager
Issuer of Existing Series of Notes
Ready Capital Corporation (Maryland REIT)
Management Agreement
Waterfall Asset Management, LLC (Delaware LLC; external manager)
GP Interest
Sutherland Partners, LP (Delaware LP; operating partnership)
Sutherland Asset I, LLC (Delaware LLC)
RCC Merger Sub, LLC (Delaware LLC)
ReadyCap Holdings, LLC (Delaware LLC; TRS)
Waterfall Commercial Depositor II, LLC (Delaware LLC)
Ready Capital TRS I, LLC (Delaware LLC; TRS)
1%
99%
Ready Capital Partners I, LLC (Delaware LLC)
$510.3mm in equity
Ready Capital Subsidiary REIT II, LLC (Delaware REIT)
Ready Capital Mortgage Depositor FL12, LLC (Delaware LLC)
Ready Capital Mortgage Depositor VII, LLC (Delaware LLC)
Ready Capital Mortgage Depositor VIII, LLC (Delaware LLC)
Ready Capital Mortgage Depositor IX, LLC (Delaware LLC)
BRMK Lending, LLC (Delaware LLC)
$222.8mm in first mortgage loans, $11.5mm in subordinated mortgage loans and $12.2mm in REO
BRMK Management, Corp. (Delaware corporation)
$98.2mm in REO
RC Mosaic Sub, LLC (Delaware LLC)
MREC TE REIT Pref Holdings, LLC (Delaware REIT)
MREC Shared Holdings General Partnership (Delaware partnership)
MREC U Asset Pool, LLC (Delaware LLC)
MREC REIT Holdings, LLC (Delaware REIT)
MREC BPPE Holdings, LLC (Delaware LLC)
$0.4m in preferred equity
MREC Good Asset, LLC (Delaware LLC)
$63.8mm in subordinated mortgage loans and $58.4mm in REO

44